Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Kanbay International, Inc. 2005 Employee Stock Purchase Plan of our report dated March 9, 2004, with respect to the financial statements of SSS Holdings Corporation Limited included in the Registration Statement (Form S-1) (No. 333-119986) of Kanbay International, Inc., filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
ERNST & YOUNG LLP

Manchester, England

December 17, 2004